Exhibit 99.1

JAWS Spitfire Acquisition Corporation Announces Extraordinary General Meeting Teleconference Details

MIAMI, FL, SEPTEMBER 22, 2021 — (BUSINESS WIRE) — JAWS Spitfire Acquisition Corporation (“JAWS Spitfire”) (NYSE: SPFR), today announced that, due to the public health and safety concerns related to the ongoing coronavirus (COVID-19) pandemic, it is strongly encouraging that shareholders attend the extraordinary general meeting of its shareholders, which will be held on September 28, 2021 at 9:00 a.m., New York City Time (the “General Meeting”), by teleconference rather than in person. The purpose of the General Meeting is to vote on certain proposals relating to the previously announced merger between JAWS Spitfire and Velo3D, Inc. (“VELO3D” or the “Company”), the related Business Combination Agreement, dated as of March 22, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”), and the other transactions contemplated therein (collectively, the “Business Combination”).

The General Meeting will be accessible via a live audio webcast at https://www.cstproxy.com/jawsspitfire/2021 or by dialing 1 888-965-8995 (toll free—North America) or +1 415-655-0243 (International). Shareholders will be able to submit a question to JAWS Spitfire’s management online in advance of the meeting on the General Meeting website https://www.cstproxy.com/jawsspitfire/2021 or live during the meeting.

About Velo3D, Inc.

VELO3D empowers companies to imagine more and additively manufacture nearly anything. Bringing together an integrated, end-to-end solution of software, hardware, and process-control innovation, VELO3D’s technology for 3D metal printing delivers unparalleled quality control for serial production and enhanced part performance. With VELO3D Flow™ print preparation software, Sapphire® laser powder bed AM system and Assure™ quality assurance software, manufacturers can accelerate product innovation, become more agile and responsive to market needs and reduce costs. First in the industry to introduce SupportFree metal 3D printing, which allows for the manufacture of previously impossible geometries, the company is based in Silicon Valley and is privately funded. VELO3D has been named to Fast Company’s prestigious annual list of the World’s Most Innovative Companies for 2021. For more information, please visit https://www.velo3d.com/.

About JAWS Spitfire Acquisition Corporation

JAWS Spitfire Acquisition Corporation, led by Chairman Barry S. Sternlicht and Chief Executive Officer Matthew Walters, is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Contacts:

For VELO3D:

Renette Youssef

Chief Marketing Officer

press@velo3d.com

For JAWS Spitfire Acquisition Corporation:

Abernathy MacGregor

Tom Johnson / Dan Scorpio

tbj@abmac.com / dps@abmac.com

(212) 371-5999 / (646) 899-8118

Additional Information

In connection with the Business Combination, JAWS Spitfire has filed, and the SEC has declared effective, a Registration Statement on Form S-4 containing a definitive proxy statement/prospectus. JAWS Spitfire has mailed the definitive proxy statement/prospectus and other relevant documents relating to the Business Combination to its shareholders. This Current Report does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. Investors and security holders of JAWS Spitfire are advised to read the definitive proxy statement/prospectus in connection with JAWS Spitfire’s solicitation of proxies for the General Meeting to be held to approve the Business Combination and other documents filed in connection with the Business Combination, as these materials will contain important information about the Business Combination and the parties to the Business Combination. The definitive proxy statement/prospectus has been mailed to the shareholders of JAWS Spitfire as of a record date of August 27, 2021; shareholders that hold their shares in registered form are entitled to vote their shares held on the date of the General Meeting. Shareholders are also able to obtain copies of the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, at the SEC’s website at www.sec.gov or by directing a request to: JAWS Spitfire Acquisition Corporation, 1601 Washington Avenue, Suite 800, Miami Beach, FL 33139.

Participants in the Solicitation

JAWS Spitfire, the Company and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from JAWS Spitfire’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of JAWS Spitfire’s directors and officers in JAWS Spitfire’s filings with the SEC, including the definitive proxy statement/prospectus of JAWS Spitfire for the Business Combination.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of JAWS Spitfire in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is included in the definitive proxy statement/prospectus for the Business Combination.

Disclaimer

This Current Report is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell, nor a solicitation of an offer to buy the securities of JAWS Spitfire or the Company, nor shall there be any sale of any such securities in any state or jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

Forward Looking Statements

Certain statements made in this Current Report are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination between JAWS Spitfire and the Company, the estimated or anticipated future results and benefits of the combined company following the Business Combination, including the likelihood and ability of the parties to successfully consummate the Business Combination, future opportunities for the combined company, and other statements that are not historical facts.

These statements are based on the current expectations of JAWS Spitfire’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of JAWS Spitfire and the Company. These statements are subject to a number of risks and uncertainties regarding JAWS Spitfire’s businesses and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political and business conditions; the inability of the parties to consummate the Business Combination or the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; the risk that the approval of the shareholders of JAWS Spitfire or the Company for the potential transaction is not obtained; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction or difficulty in integrating the businesses of JAWS Spitfire and the Company; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; the ability of the combined company to grow and manage growth profitably and retain its key employees; the amount of redemption requests made by JAWS Spitfire’s shareholders; the inability to obtain or maintain the listing of the post-acquisition company’s securities on NYSE following the Business Combination; costs related to the Business Combination; and those factors discussed in JAWS Spitfire’s definitive proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors”, and other filings with the SEC. There may be additional risks that JAWS Spitfire presently does not know or that JAWS Spitfire currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide JAWS Spitfire’s expectations, plans or forecasts of future events and views as of the date of this communication. JAWS Spitfire anticipates that subsequent events and developments will cause JAWS Spitfire’s assessments to change. However, while JAWS Spitfire may elect to update these forward-looking statements at some point in the future, JAWS Spitfire specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing JAWS Spitfire’s assessments as of any date subsequent to the date of this communication.

Nothing in this Current Report should be regarded as a representation by any person that the forward-looking statements set forth herein, including the contemplated results of such-forward looking statements, will be achieved. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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